UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010 (August 31, 2010)

Glimcher Realty Trust
___________________________________________________________________________________________________________
(Exact name of Registrant as specified in its Charter)

Maryland _______________________________	001-12482 _______________________________	31-1390518 _______________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio ____________________________________________________________	43215 ______________________________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
___________________________________________________________________________________________________________
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2010, Glimcher Realty Trust (the "Registrant") announced the purchase by its subsidiary of a twenty percent (20%) interest in a joint venture with an affiliate of The Blackstone Group® ("Blackstone").  The Blackstone affiliate shall own the remaining eighty percent (80%) interest in the joint venture. The joint venture will acquire, own, and operate Pearlridge Center, a regional shopping mall located in Honolulu, Hawaii within the community of Aiea, Hawaii on the Island of Oahu (the "Center"). As part of the joint venture, the Registrant, by and through an affiliate, shall also provide property management and leasing services to the Center for a fee.

The purchase price for the Center is approximately Two Hundred Forty Five Million Dollars ($245,000,000). The capitalization rate for the joint venture’s purchase is in the range of eight percent (8%). The joint venture will fund the acquisition through a combination of new mortgage financing to be obtained at closing and equity contributions from its joint venture members. The mortgage financing is expected to be One Hundred Seventy Five Million Dollars ($175,000,000). The joint venture members will fund their equity contributions proportionately based upon their ownership interest.  The transactions described above are expected to be completed in October 2010.  A copy of the press release announcing the transactions described above is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1             Press Release of Glimcher Realty Trust, dated August 31, 2010.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated (including the failure to complete the transactions described herein), our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, inability to exercise available extension options on debt instruments additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)
Date: August 31, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary